EXHIBIT 99.1

IFAN FINANCIAL, INC. RELEASES LETTER TO SHAREHOLDERS

SAN DIEGO, CA – October 6, 2015 IFAN Financial, Inc. – (OTC PINK: IFAN), ("IFAN" or "the Company"), a designer, developer, and distributor of software to enable mobile payments, today released a letter to shareholders:

To Our Valued Shareholders,

IFAN Financial is undergoing a great transition, from a development-stage company to a revenue- generating operation. We are exceptionally well positioned to take market share in the rapidly emerging social commerce arena. The second half of 2015 is proving to be a watershed time in our company’s development, and 2016 promises to be a year of extensive expansion.

IFAN is in business for one simple reason. The need for a revolution in payments is overwhelming – customers are paying significantly more to retailers than those retailers actually receive when the transaction is complete. Take a typical $100 purchase, as an example. One hundred dollars leaves the purchaser’s account, and $1.75 of that goes in interchange fees, another $1.50 is taken out to cover the credit card processing fee and profits for the processor, and an additional $2.75 in payment platform processing fees brings the total realized by the retailer to about $94.

IFAN  is  in  a  position  to  slash  those  costs  while  building  a  profitable  business.  The appeal to merchants is that they will spend less on transaction fees and keep more of their own money. As a result, merchants will steer consumers to use IFAN, boosting usage far more than an in-house sales force could ever manage on its own. We will be more B2B than B2C focused, which is more efficient. Consumers will find an almost effortless and secure way to pay, meaning there will be little resistance at their end.

One of our key milestones accomplished this year is Utah-based TAB Bank's approval of our Prepaid Card program. The prepaid card business is currently worth $200 billion a year worldwide, and growing. As a result of this unconditional approval, all funds in the program will be FDIC insured. Many of the popular payment platforms lack this fundamental banking feature; consequently, users’ funds are not entirely safe. This gives IFAN an immense commercial advantage.   This approval is significant because  it  allows  us  to  offer  our  services  in  more  than  80  countries  around  the  world.  The opportunities this opens up are immense.

In all of those countries, we can now offer a mobile optimized solution that provides:

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the ability to allow consumers to use a debit card and corresponding PIN number while purchasing online via mobile phone, tablet, or computer on a “same as cash” basis;

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a  proprietary  payment  gateway  for  merchants  that  reduces  costs  for  them  and enhances the user experience for their customers;

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a social commerce platform that enables peer-to-peer cash transfers and purchases using the next generation of user interface design; and

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functionality that makes it as easy to use as sending a text message, swiping a credit card, or using an app, with cash settlement that is almost instantaneous.

Moreover, these transactions are highly secure. Two issued patents and several pending patents protect the IFAN business. These allow us to withhold customer information and incorporate triple encryption security. Security is a sense of well-being that can't be quantified.

In our case, it contributes directly to cost savings because processing fees are a function of risk. Having the customer use their PIN instead of their personal information reduces the risk of the transaction. This transaction type eliminates almost all chargebacks because Visa and MasterCard process these transactions “same as cash.” In addition, consumer security is greater because the merchant never has access to the customers’ personal information.

In addition to addressing high merchant processing fees and security issues, our integrated platform can cut remittance costs by approximately 55% compared to Western Union or MoneyGram. It will virtually eliminate delays in receiving payments because IFAN offers an instantaneous method of processing the transaction (no more waiting for funds to become available). Furthermore, the IFAN solution is designed to accommodate the unique needs of customers, allowing for revenue sharing and split settlement of transactions, and allowing most e-commerce sites to be converted to mobile apps using thin client technology.

While TAB Bank and FDIC insurance are game changers, there are other developments in recent months that further enhance our position:

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IFAN has formed a strategic relationship with GTV, a digital media company focused on production and distribution of video content. GTV operates a proprietary video syndication platform that brings together branded content from hundreds of mainstream providers. The objective is to provide viewers, website publishers and digital television networks access to a massive library of compelling digital programming.   IFAN brings to the table a detailed knowledge  and  experience  of  the  mobile  payments  space  and  GTV  has  an  extensive knowledge of digital media and the entertainment trends that will drive mobile usage into the future. The combination offers both a rich environment for successful collaborations.

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Blue Like Neon, a privately held digital agency that works with brands to uncover new digital touch points to better serve their customers, has selected us to provide it with cutting-edge mobile payments solutions. Blue Like Neon utilizes a multi-pronged, market enhancement strategy to create campaigns that allow clients to better engage with their customers. These campaigns are also designed to increase visibility and retention. IFAN Financial’s mobile gateway will enhance this approach by providing Blue Like Neon with a social commerce platform that may be customized for each client’s unique needs. One size doesn't fit all in mobile commerce, and our gateway allows for customization.

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We closed a $2.5 million funding agreement with NY-based Sea Otter Global Ventures. This gives us the financial cushion needed to continue developing our business.

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Much of this success rests on our strategic relationship with The Card Collaborative International, LLC (TCCI), the developer of a shared services operational platform, a relationship formed back in January. TCCI works with prepaid card issuing banks to design and develop a variety of programs and services. TCCI offered an innovative suite of solutions for back-office capabilities and banking functionality to launch our gateway.

In closing, we are excited about the prospects for IFAN going forward. In a market where nearly $80 trillion in valued non-cash transactions occur annually, with $600 billion in international remittances annually, and $1.5 trillion in local peer-to-peer transfers annually, IFAN has a huge opportunity to participate in this rapidly growing industry. Our management team is very confident that we will become a revenue generating company within the next six months.  As we continue to develop new customers and marketing programs, we believe that profitability is within our reach. We look forward to sharing further developments about the Company as we transition towards providing critical services to our valued clients. Thank you for your continued support.

Sincerely,

J. Christopher Mizer

President and CEO

Steve Scholl

Chief Financial Officer

About IFAN Financial, Inc

IFAN Financial, Inc. and its wholly owned subsidiaries design, develop, and distribute software to enable mobile payments. These include the ability to use a debit card and corresponding PIN number while purchasing online on a mobile phone, tablet, or computer and peer-to-peer cash transfers. For more information, visit www.ifanfinancial.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Litigation Reform Act of 1995, which are subject to risks and uncertainties and may change at any time. These statements are only predictions and involve known and unknown risks, uncertainties and other factors including, without limitation, (i) uncertainties regarding the Company’s ability to obtain adequate financing on a timely basis including financing for specific projects, (ii) the financial and operating performance of the Company’s  projects after commissioning, (iii) uncertainties regarding the market for and value of carbon credits and other environmental attributes, (iv) political and governmental risks associated with the countries in which the Company operates, (v) unanticipated delays associated with project implementation including designing, constructing and equipping projects, as well as delays in obtaining required government permits and approvals, (vi) the development stage of the Company’s business, (vii) its lack of operating history and (viii) the financial, technological, and regulatory uncertainties relating to developing, constructing and completing to operational status, a biogas generation facility such as the Project. As such, there is no assurance that the initiatives described in the press release will be successfully implemented or meet expectations.

Contact:

Steve Scholl
Chief Financial Officer
IFAN Financial, Inc.
3517 Camino del Rio South

Suite 407

San Diego, CA 92108
Direct: 858-277-9868
FAX: 619-923-2907
sscholl@ifanfinancial.com
www.ifanfinancial.com

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